Joint Filing Agreement
We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
Dated: February 22, 2018

TURGAY CINER

By:	/s/ Turgay Ciner
Name: Turgay Ciner

AKKAN ENERJI VE MADENCILIK ANONIM ŞIRKETI

By:	/s/ Turgay Ciner
Name: Turgay Ciner
Title: President

KEW SODA LTD

By:	/s/ Mehmet Ali Erdogan
Name: Mehmet Ali Erdogan
Title: Director

WE SODA LTD
By:	/s/ Mehmet Ali Erdogan
Name: Mehmet Ali Erdogan
Title: Director

CINER ENTERPRISES INC.

By:	/s/ Dogan Pence
Name: Dogan Pence
Title: President and CEO

CINER RESOURCES CORPORATION

By:	/s/ Kirk Milling
Name: Kirk Milling
Title: President and CEO

CINER WYOMING HOLDING CO.

By:	/s/ Kirk Milling
Name: Kirk Milling
Title: President and CEO

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